Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-144946) pertaining to the Berliner Communications, Inc. Omnibus Securities Plan,

(2)	Registration Statement (Form S-8 No. 333-164080) pertaining to the Berliner Communications, Inc. 2009 Omnibus Equity and Incentive Compensation Plan,

(3)	Registration Statement (Form S-3 No. 333-174885) of UniTek Global Services, Inc.,

(4)	Registration Statement (Form S-3 No. 333-182158) of UniTek Global Services, Inc., and

(5)	Registration Statement (Form S-8 No. 333-192792) pertaining to the UniTek Global Services, Inc. 2013 Omnibus Equity Compensation Plan

of our report dated August 9, 2013, with respect to the consolidated financial statements of UniTek Global Services, Inc. included in this Annual Report (Form 10-K) of UniTek Global Services, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 31, 2014